Exhibit 10.1

SEPARATION AGREEMENT

This Agreement is entered into by TransDigm Inc. (“Company”) and Terrance Paradie (“Executive”).

WHEREAS, Executive’s active employment with Company will cease effective January 2, 2018, but Executive will remain employed by Company until April 2, 2018;

WHEREAS, Company and Executive desire to set forth the payments and benefits to which Executive will be entitled from Company in connection with the cessation of his employment with Company and his execution and non-revocation of a satisfactory release; and

WHEREAS, Company and Executive wish to resolve and settle all matters, claims and issues between them, including, without limitation, Executive’s separation from employment with Company.

NOW, THEREFORE, in consideration of the promises and agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound, Company and Executive hereby agree as follows:

ARTICLE I
TERMS
Section 1.01    (a) Separation; Payments. Executive’s last date of employment will be April 2, 2018 (the “Separation Date”). From January 2, 2018 through the Separation Date, Executive will not actively work for Company, however, Executive will respond to requests, as necessary, for assistance in transition issues. During the period prior to the Separation Date, Company will continue to pay Executive’s salary and maintain Executive’s benefits.

Subject to Executive’s execution of a release in the form attached as Exhibit A (the “Release”) on or after the Separation Date and prior to April 9, 2018 and the timely non-revocation the Release, Company will pay Executive the following, subject to applicable withholdings required by law and pursuant to the procedures set forth hereinafter:

(i)    1.0 times Executive’s annual base salary ($600,000);
(ii)    1.0 times the target bonus for fiscal year 2018 ($480,000);

(iii)    18.0 times the difference of (A) the applicable monthly cost charged for health care coverage subject to COBRA determined as of the Separation Date for the Executive’s applicable health plan coverage as in effect on such date, less

(B) the monthly cost to Executive that is being charged for such coverage as of the Separation Date (in the aggregate, $22,204.08).

(iv)    Notwithstanding the provisions of the applicable Option Agreements between TransDigm Group Incorporated and Executive, 60% of the unvested options granted on April 24, 2015 shall be permitted to continue to vest in accordance with their terms after the Separation Date and 20% of the unvested options granted on November 10, 2016 shall be permitted to continue to vest in accordance with their terms after the Separation Date and any other unvested options shall terminate as of the Separation Date. Notwithstanding the provisions of the applicable Option Agreements, all of Executive’s options, whether vested as of the Separation Date or that become vested after the Separation Date in accordance with the previous sentence and the applicable Option Agreement, will remain exercisable under the expiration date set forth in said Option Agreement. For the avoidance of doubt, Executive will retain any shares of restricted stock to which the restriction on forfeiture have lapsed and will forfeit the remaining 1,567 shares of restricted stock to which the restrictions have not lapsed.

(b)     The amounts payable under clauses 1.01(a)(i), (ii) and (iii) will be payable to Executive in substantially equal installments over the 12-month period following the Separation Date, commencing no later than 30 days following the execution and non-revocation of the Release, in accordance with Company’s regular payroll practices. Notwithstanding the foregoing to the extent the amounts payable under clauses 1.01(a)(i), (ii) and (iii) prior to July 2, 2018, taken together with amounts paid from January 2, 2018 through the Separation Date would exceed, in the aggregate, $550,000, such excess amount shall not be paid or provided until July 2, 2018, or Executive’s death, whichever occurs first. Any amounts that are withheld under this provision shall be payable in a lump sum on July 2, 2018. For the avoidance of doubt, for purposes of compliance with the requirements of Internal Revenue Code Section 4091A and the Treasury Regulations thereunder, Executive’s “separation from service” within the meaning of Treasury Regulation §1.409A§1(h)(ii) shall have occurred on January 2, 2018.

(c)    Unless otherwise provided in this Agreement, all of the insurance and other benefit programs which covered Executive and/or his eligible dependents terminate as of the Separation Date, with the exception that any group medical and/or dental and/or vision coverage Executive currently has will continue through April 30, 2018. Executive retains any vested interest(s) Executive may otherwise have under any qualified retirement plan(s) of Company, which interest(s) shall be available to Executive subject to the terms and conditions of such plan(s) and applicable law.

ARTICLE II
RELEASE AND RESOLUTION
Section 2.01    Release. Executive, for himself, his heirs, successors, administrators, executors, legal representatives and assigns, does hereby release, acquit and forever discharge Company and its predecessors, successors, parents, subsidiaries, divisions, affiliated entities and their respective officers, shareholders, directors, agents, employees, insurers, sureties, attorneys, representatives and assigns of and from any and all actions, suits, debts, claims, liabilities, damages, demands, costs, fees (including attorney fees), and expenses whatsoever, whether at law or in equity, whether known or unknown, arising prior to and up to and including the date Executive signs this Agreement. This release includes, but is not limited to: (i) all claims, demands and causes of action arising out of or in any way related to Executive’s employment and/or separation from employment with Company including, without limiting the generality of the foregoing, any actions sounding in tort, contract (expressed or implied), any claim for promissory estoppel, emotional distress, pain and suffering, punitive damages, wrongful discharge, violation of public policy, discrimination, harassment or retaliation of any kind and/or causes of action arising under federal, state or local laws prohibiting age, sex, religion, national origin, disability, genetic information, race or any other forms of discrimination, harassment or retaliation, including, but not limited to, the Age Discrimination in Employment Act (ADEA), Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, Ohio or other state civil rights statutes and/or claims growing out of any legal restrictions, if any, on an employer’s right to terminate its employees; or (ii) out of any act, failure to act, transaction or other occurrence of any sort arising on or prior to the date Executive signs this Agreement. Excluded from this Agreement are: (i) claims to interpret or enforce this Agreement; (ii) claims under applicable workers compensation statutes; (iii) claims that may arise after the date Executive signs this Agreement; and (iv) any claims which by law cannot be waived or released

Section 2.02    No Admission of Liability. The parties agree that: (i) this Agreement and Executive’s resignation is a means of amicably resolving any differences relating to Executive’s employment and separation from employment; (ii) this Agreement is not intended to be, and should not be construed as, an admission of liability on the part of Company or Executive; and (iii) this Agreement was proposed and entered into as an accommodation solely for the purpose of amicably resolving all issues arising out of Executive’s employment and separation from employment with Company.

Section 2.03    Not Otherwise Entitled to Consideration. Executive further acknowledges that the payments and other consideration provided in this Agreement are solely in exchange for the promises he is making in this Agreement and that he is not otherwise entitled to receive the consideration provided for in this Agreement. By signing this Agreement, Executive expressly waives any claims to compensation under Sections 5 and 6 of his Employment Agreement dated April 27, 2015, as amended.

ARTICLE III
TIME TO CONSIDER/ADVISED TO CONSULT ATTORNEY
Section 3.01    Time to Consider/Advised to Consult an Attorney. Executive acknowledges he has been given a period of twenty-one (21) days to consider the terms of this Agreement and the Release before he signs them. Executive is advised to consult with an attorney of his choice prior to signing this Agreement and the Release, and acknowledges that if he wished to consult with an attorney, he has done so.

Section 3.02    Effectiveness of Agreement. This Agreement shall become effective seven calendar days after Executive has signed it. Prior to the expiration of the seven-day period, Executive has the right to revoke this Agreement by delivering written notice of revocation to Company c/o W. Nicholas Howley, TransDigm Inc., 1301 E. Ninth St., Suite 3000, Cleveland, Ohio 44114, before the seven-day period ends. If Executive does not revoke this Agreement after signing it and within the seven-day revocation period, this Agreement shall become effective upon the expiration of the revocation period.

ARTICLE IV
NON-DISPARAGEMENT
Section 4.01    Non-Disparagement. Executive further agrees that he will not, directly or indirectly, make or cause to be made any statement to any third party criticizing or disparaging any of the Released Parties. Company agrees that no officer of Company will make any announcement regarding the reasons for Executive’s separation from employment, other than that Executive resigned for “personal reasons”. Any request for a reference on behalf of Employee shall be directed to the TransDigm Executive Chairman or Chief Executive Officer and such persons will respond to such request for reference by confirming Employee’s dates of employment, position held and if requested, final compensation, and by making a nondisparaging statement about Executive’s performance.

ARTICLE V
NO OTHER PAYMENTS
Section 5.01    No Other Payments. Other than the payments described in this Agreement, Executive acknowledges and agrees that he has not earned, and is not eligible for any other monies, bonuses, commissions or other unpaid compensation from Company.

ARTICLE VI
COMPANY CONFIDENTIAL INFORMATION
Section 6.01    Company Confidential Information. Executive acknowledges that as an employee of Company, he acquired valuable and confidential knowledge, including but not limited to information relating to Company’s financial status, business requirements, marketing sources, product designs, ideas, discoveries, creations, developments, improvements, and/or processes (“Confidential Information”), which is very valuable to the Company. Executive agrees not to disclose to or use with any person or entity, any Confidential Information.

Section 6.02    Federal Defend Trade Secrets Act of 2016 – Immunity Notice. Notice is hereby provided to Executive that nothing in this Agreement shall prohibit, and the Company will not retaliate against Executive and Executive cannot be held criminally or civilly liable under any Federal or State trade secret law for: (a) disclosure of a trade secret to a governmental entity solely for the purpose of reporting or investigating a suspected violation of law, or in a complaint or other document filed in a lawsuit or other proceeding if such filing is made under seal; or (b) disclosure of a trade secret to Executive’s attorney or in a court document under seal in connection with a lawsuit Executive files for retaliation by the Company for reporting a suspected violation of law.

ARTICLE VII
RETURN OF COMPANY PROPERTY; RESIGNATION OF POSITIONS
Section 7.01    Return of Property/Passwords/User ID. Executive has returned all Company property in his possession. Such property includes, but is not limited to, any Company equipment, keys, Company credit cards, Company records, files, lists and/or any other materials prepared by him or any other Company employee which relate in any way to the Company; provided, however, that Executive may retain his cell phone, laptop computer, keyboard and monitor. Executive also agrees to immediately provide Company with a written list (identified by Company computer/program/system) of all passwords and any user IDs, if any, Executive used while operating Company equipment when in employ of Company.

Section 7.02    Resignation of Positions. Executive hereby resigns, effective as of the date hereof, as a director and/or officer of the Company, TransDigm Group Incorporated and any and all subsidiaries of the Company. Executive shall cooperate with the Company or any such subsidiary in any documentation required to evidence or effect such resignation.

ARTICLE VIII
CONSULTATION AND COOPERATION
Section 8.01    Consultation and Cooperation. Executive agrees prior to and after the date hereof (including after the Separation Date) to cooperate fully with Company in connection with any matters which may arise concerning Company’s business or operations or litigation to which Company or Executive is a party, and agrees to make himself reasonably available to Company for consultation by telephone or in person as Company may from time to time reasonably request. No such request by Company will unreasonably interfere with new employment or other obligations or activities which Executive may undertake.

ARTICLE IX
GOVERNMENT AGENCY PROCEEDINGS

Section 9.01    Government Agency Proceedings. Nothing in this Agreement, including but not limited to the non-disparagement or non-disclosure of Company confidential information or release provisions of this Agreement, nor the Release prevents or prohibits Executive from filing a claim or charge with a government agency that is responsible for enforcing a law or from cooperating, participating or assisting in any government agency or regulatory entity investigation or proceeding. Notwithstanding the foregoing, Executive agrees and understands that Executive will not accept or be entitled to any further personal relief, recovery or monetary damages from any source whatsoever with respect to any claim that has been released in the Release and that this Agreement and the Release shall control and is the exclusive remedy as to any of the claims released herein.

ARTICLE X
MISCELLANEOUS
Section 10.01    Entire Agreement. This Agreement, along with Executive’s Employment Agreement and Option Agreements (except as modified or waived by this Agreement) constitute the entire understanding between the parties with respect to their subject matter and supersede all prior agreements and understandings, written or oral, with respect to such subject matter.

Section 10.02    Binding Effect. This Agreement shall be binding upon and inure to the benefit of Executive and Executive’s heirs, executors and administrators, and upon Company and its affiliates, and Company’s and affiliates’ successors and assigns.

Section 10.03    Governing Law. This Agreement shall be governed by the laws of the State of Ohio. Notwithstanding the choice or conflict of law rules of any court of competent jurisdiction, the laws of Ohio shall be used to interpret and enforce this Agreement.

Section 10.04    Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided hereunder will only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments hereunder that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be deemed excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided hereunder shall be treated as a separate payment. Notwithstanding the foregoing, Company makes no representations that the payments provided under this Agreement comply with Section 409A.
Section 10.05    Executive Has Read Separation Agreement. Executive acknowledges that he has read and understands this Agreement in its entirety; that he is signing it knowingly and voluntarily; and that he intends to be bound by it.

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IN WITNESS WHEREOF, the parties have set their hands as of the day written.

TRANSDIGM INC.

By:
TERRANCE PARADIE

DATE	DATE

Exhibit A

RELEASE

Terrance Paradie (“Executive”) hereby executes the following in favor of TransDigm Inc. and TransDigm Group Incorporated (collectively, “Company”)

In exchange for the consideration being provided to Executive under that certain Separation Agreement dated January __, 2018 (the “Separation Agreement”), Executive, for himself, his heirs, successors, administrators, executors, legal representatives and assigns, does hereby release, acquit and forever discharge Company and its predecessors, successors, parents, subsidiaries, divisions, affiliated entities and their respective officers, shareholders, directors, agents, employees, insurers, sureties, attorneys, representatives and assigns of and from any and all actions, suits, debts, claims, liabilities, damages, demands, costs, fees (including attorney fees), and expenses whatsoever, whether at law or in equity, whether known or unknown, arising prior to and up to and including the date Executive signs this Release. This release includes, but is not limited to: (i) all claims, demands and causes of action arising out of or in any way related to Executive’s employment and/or separation from employment with Company including, without limiting the generality of the foregoing, any actions sounding in tort, contract (expressed or implied), any claim for promissory estoppel, emotional distress, pain and suffering, punitive damages, wrongful discharge, violation of public policy, discrimination, harassment or retaliation of any kind and/or causes of action arising under federal, state or local laws prohibiting age, sex, religion, national origin, disability, genetic information, race or any other forms of discrimination, harassment or retaliation, including, but not limited to, the Age Discrimination in Employment Act (ADEA), Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, Ohio or other state civil rights statutes and/or claims growing out of any legal restrictions, if any, on an employer’s right to terminate its employees; or (ii) out of any act, failure to act, transaction or other occurrence of any sort arising on or prior to the date Executive signs this Release. Excluded from this Release are: (i) claims to interpret or enforce the Separation Agreement or this Release; (ii) claims under applicable workers compensation statutes; (iii) claims that may arise after the date Executive signs this Release; and (iv) any claims which by law cannot be waived or released

This Release shall become effective seven calendar days after Executive has signed it. Prior to the expiration of the seven-day period, Executive has the right to revoke this Agreement by delivering written notice of revocation to Company c/o W. Nicholas Howley, TransDigm Inc., 1301 E. Ninth St., Suite 3000, Cleveland, Ohio 44114, before the seven-day period ends. If Executive does not revoke this Release after signing it and within the seven-day revocation period, this Release shall become effective upon the expiration of the revocation period.

Executive acknowledges that he has been given a period of twenty-one (21) days to consider the terms of this Release before he signs it, that he has been advised to consult with an attorney of his choice prior to the signing of this Release, and that if he wished to consult with an attorney, he has done so.

IN WITNESS WHEREOF, the undersigned has set his hand as of April __, 2018.

TERRANCE PARADIE